EXHIBIT 10.31

Performance Vesting

RESTRICTED SHARE AGREEMENT

UNDER THE

KNOLL INC.

2010 STOCK INCENTIVE PLAN

THIS AGREEMENT is made effective as of the          day of                       , 20     (the “Grant Date”), between Knoll, Inc., a Delaware corporation (the “Company”), and                                (the “Grantee”).  Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Knoll, Inc. 2010 Stock Incentive Plan (the “Plan”).  All references to employment and termination of employment herein shall also relate to any consulting relationship, directorship or similar relationship between the Company or a Subsidiary and the Grantee, and the termination thereof.

WHEREAS, pursuant to the Plan, the Company desires to grant the Grantee Restricted Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Grant of Restricted Shares.  The Company hereby grants to the Grantee                                Restricted Shares (the “Restricted Shares”) on the terms and conditions set forth herein.  The Restricted Shares granted hereunder shall be registered in the Grantee’s name, but the certificates evidencing such Restricted Shares shall be appropriately legended and retained by the Company during the period prior to the vesting of such shares as set forth in Section 3 hereof (the “Restriction Period”).  Upon request, the Grantee shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company.  The Grantee expressly acknowledges receipt of a copy of the Plan and agrees to be bound by all of the provisions of this Agreement and the Plan.

2.                                       Non-Transferability.  During the Restriction Period, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares.

3.                                       Vesting and Lapse of Restrictions; Forfeiture.

(a)                                  Definitions.  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

(i)                                     “Cause” means Cause as defined in any employment agreement between the Grantee and the Company or any Subsidiary or, in the absence of any such definition, means (A) the substantial and continued failure of the Grantee to perform material duties reasonably required of the Grantee by the Company or any Subsidiary or the Company’s Board of Directors, as applicable (it being understood that a failure to attain performance objectives shall not in and of itself be treated as a failure to perform material duties for purpose of this clause (A)) for a period of not less than thirty (30) consecutive days, provided notice in writing from the Company or its Board of Directors, as applicable, is given to the Grantee specifying in reasonable detail the circumstances constituting such substantial and continued failure, (B) conduct by the Grantee substantially disloyal to the Company which conduct is identified in reasonable detail by notice in writing from the Company or the Board of Directors, as applicable, and which conduct, if susceptible of cure, is not cured by the Grantee within 30 days of the Grantee’s receipt of such notice, (C) any act of fraud, embezzlement or misappropriation by the Grantee against the Company or any Subsidiary, (D) the conviction of the Grantee of a felony or plea by the Grantee of guilty or “nolo contendre” to the charge of a felony, or (E) in the case of a Grantee who is a director of the Company, removal of the Grantee from the Board of Directors for cause under applicable law.  The definition of “Cause” herein shall not modify, amend or otherwise affect the definition of “Cause” in any employment or other agreement with the Company or any Subsidiary.

(ii)                                  “Disability” means Disability as defined in any employment agreement between the Grantee and the Company or any Subsidiary or, in the absence of any such definition, means any physical or mental disability or infirmity that prevents the performance of the Grantee’s duties with the Company or Subsidiary for a period of (i) ninety (90) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period.  The definition of “Disability” herein shall not modify, amend or otherwise affect the definition of “Disability” in any employment or other agreement with the Company or any Subsidiary.

(iii)                               [Deleted]

(iv)                              “Material Acquisition or Divestiture” shall mean any acquisition or divestiture or other business combination not involving a Change in Control, that has or will result in an increase or decrease in Operating Profits exceeding $                         USD (the “Materiality Threshold”).  An acquisition (or business combination) will be deemed to result in an increase in Operating Profits exceeding the Materiality Threshold if the acquired business’s operating profits measured over the most recently completed fiscal year immediately preceding the date of acquisition (or business combination) exceeded $                           USD.  A divestiture will be deemed to result in a decrease in Operating Profits exceeding the Materiality Threshold if the divested business’ operating profits measured over the most recently completed fiscal year immediately preceding the divestiture exceeded $                           USD.

(v)                                 “OP Determination Date” shall mean the date on which the Committee under the Plan makes a final determination of Operating Profits for any fiscal year.

(vi)                              “Operating Profits” for any fiscal year means the Company’s net operating income for such fiscal year.  The determination of “Operating Profits” shall be made from the Company’s books and records.  Such books and records shall be maintained in accordance with U.S. generally accepted accounting principles and the Company’s internal accounting policies and procedures consistently applied over each of the fiscal years during the Restriction Period.  Notwithstanding the foregoing, extraordinary and one-time items of income and expense, such as gains on sales of fixed assets, transactions outside of the ordinary course of business (bank refinancings, IPO/Secondary stock offerings, etc.), and restructuring costs, in each case, shall be excluded from the determination of Operating Profits for the fiscal year in which the extraordinary or one-time item of income or expense occurs.  In the event that a Material Acquisition or Divestiture occurs, other than the divestiture of a business that generated an operating loss in the twelve (12) months preceding such divestiture, the Operating Profits target for the fiscal year of the transaction (on a pro rata basis) and all subsequent fiscal years (on a full basis) shall be adjusted to eliminate the impact of the addition of Operating Profits, or the decrease of Operating Profits resulting from the transaction, but only to the extent that additional Operating Profits or the decreased Operating Profits exceed the Materiality Threshold.  For example, the acquisition of an entity that generated Operating Profits of $                         USD in the 12 months preceding the acquisition shall cause an upward adjustment in the Operating Profit Targets by $                             USD for the year of acquisition (on a pro rata basis) and for all future years (on a full basis).  The Company’s Finance Department shall make an initial determination of Operating Profits for each fiscal year during the Restriction Period.  The Company’s auditors shall review the Finance Department’s determination.  The Committee shall take into account the Finance Department’s determination and the Company’s auditors’ review and make the final determination of Operating Profits as soon as practicable after the end of each fiscal year.

(vii)                           “Potential Vesting Date” shall mean the Trading Day that is the fourth Trading Day immediately following the date that the Company publicly announces earnings for any fiscal quarter or any fiscal year.

(viii)                        “Pro Rata Vested Amount” shall have the meaning set forth in Section 3(e)(i) below.

(ix)                                “Qualified Termination” shall mean a termination of employment with the Company and all Subsidiaries on account of Disability, death or upon a Without Cause Termination.

(x)                                   “Subsidiary” shall mean an entity that the Company owns, whether directly or indirectly, greater than fifty percent (50%) of such entity’s capital stock.

(xi)                                [Deleted]

(xii)                             “Trading Day” shall mean any day that the New York Stock Exchange is open for trading.

(xiii)                          “Without Cause Termination” shall mean a termination of employment by the Company or a Subsidiary without Cause.

(b)                                 Cliff Vesting on Third Anniversary.  Except as otherwise specifically provided in this Section 3, the vesting of any Restricted Share is contingent on the Grantee’s continuous employment by the Company or a Subsidiary (or service on the board of the Company or any subsidiary), from the Grant Date through the vesting date.  The Restriction

Period with respect to any Restricted Share shall commence on the Grant Date and shall lapse as to such Restricted Share on the date that such share becomes vested pursuant to this Section 3.  Except as otherwise provided in this Section 3 and to the extent such vesting has not been accelerated pursuant to the achievement of Operating Profit targets or upon a termination of employment or a Change in Control, as set forth below, the Restricted Shares shall vest, and the restrictions imposed thereon shall lapse, on the third anniversary of the Grant Date.

(c)                                  Accelerated Vesting on Achievement of Operating Profit Targets.  The Restricted Shares may vest, and the restrictions imposed thereon may lapse, earlier upon the Company’s achievement of Operating Profits as follows: (i) one-third (1/3) of the Restricted Shares shall vest on the next Potential Vesting Date following the OP Determination Date for the first fiscal year (commencing with fiscal 2011) that the Company achieves $                                   USD in Operating Profits; and (ii) an additional one-third (1/3) of the Restricted Shares shall vest on the next Potential Vesting Date following the OP Determination Date for the first fiscal year (commencing with fiscal 2012) that the Company achieves $                                     USD in Operating Profits.  Notwithstanding the foregoing, no more than one-third (1/3) of the Restricted Shares shall vest on the first or second Potential Vesting Date; provided, however, that if an annual Operating Profits target is missed on the first Potential Vesting Date, two-thirds (2/3) of the Restricted Shares will vest on the second Potential Vesting Date if the Company achieves $                                   USD in Operating Profits on the next potential Vesting Date following the second OP Determination Date.

(d)                                 Accelerated Vesting on a Change in Control.  Notwithstanding anything herein to the contrary, in the event that a Change in Control (as defined in Exhibit A hereto) occurs while the Grantee is employed with the Company or a Subsidiary, a pro rata portion of the Restricted Shares shall immediately become fully vested and the restrictions imposed thereon shall lapse on a pro rata basis upon such Change of Control.  The number of Restricted Shares that shall vest on account of a Change in Control shall be determined by multiplying all of the Restricted Shares (including vested and unvested) by a fraction, the numerator of which shall be the number of full months of employment from the Grant Date through the date of the Change in Control and the denominator of which shall be 36, and then subtracting the number of Restricted Shares that had vested prior to the date of the Change in Control; provided, however, that in no event shall a Change in Control result in forfeiture of any Restricted Shares vested prior to such Change in Control.  Notwithstanding anything herein to the contrary, to the extent that a Change in Control occurs following December 31 of a fiscal year in which the Company achieves an Operating Profit Target for the first time but prior to the next Potential Vesting Date following the OP Determination Date for such fiscal year, the number of Restricted Shares subject to vesting on that next Potential Vesting Date following such OP Determination Date shall immediately vest upon such Change in Control.

(e)                                  Accelerated Vesting on Termination of Employment.  If the Grantee shall cease to be employed by the Company and all Subsidiaries by reason of a Qualified Termination, a pro rata portion of the Restricted Shares shall immediately vest and the Restriction Period thereon shall lapse on a pro rata basis as follows:

(i)                                     The number of Restricted Shares that shall vest in the event of a Qualified Termination shall be determined by multiplying all of the Restricted Shares (including vested and unvested) by a fraction, the numerator of which shall be the number of full months of employment from the Grant Date through the date of termination and the denominator of which shall be 36, and then subtracting the number of Restricted Shares that had vested prior to the date of the Qualified Termination (the “Pro Rata Vested Amount”); provided, however that in no event shall a Qualified Termination result in forfeiture of any Restricted Shares vested prior to such Qualified Termination.

(ii)                                  The date of such pro rata vesting in the event of a Qualified Termination shall be the date on which such Qualified Termination occurs.

(f)                                    Forfeiture on Termination of Employment.  If the Grantee’s employment with the Company and all Subsidiaries is terminated for any reason, except as specifically provided in this Section 3(f) and except for those Restricted Shares that are subject to pro rata vesting upon a Qualified Termination, the Restricted Shares, to the extent not vested prior to such termination, shall be immediately forfeited to the Company and the Grantee shall have no further rights with respect to such shares, but all vested shares shall continue to be owned by the Grantee.  Notwithstanding anything herein to the contrary, to the extent that Grantee’s employment with the Company and all Subsidiaries is terminated for any reason following December 31 of a fiscal year in which the Company achieves an Operating Profit target for the first time but prior to the next Potential Vesting Date following the OP Determination Date for such fiscal year, the number of Restricted Shares subject to vesting on that next Potential Vesting Date shall not be forfeited upon such termination of employment but rather such Restricted Shares shall immediately vest on the date of such termination.

(g)                                 Committee Determination.  Except as otherwise provided in Section 3, whether employment has been terminated for the purposes of this Agreement, and the reasons therefore, shall be determined by the Committee, whose determination shall be final, binding and conclusive.

4.                                       Delivery of Share Certificates.  Upon the vesting of any Restricted Shares granted hereunder but subject to satisfaction of the federal, state and local tax withholding requirements set forth below, the stock certificates evidencing such Restricted Shares shall be delivered promptly to the Grantee.  In the case of the Grantee’s death, such certificates will be delivered to the beneficiary designated in writing by the Grantee pursuant to a form of designation provided by the Company, to the Grantee’s legatee or legatees, or to his personal representatives or distributees, as the case may be.

5.                                       Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

6.                                       Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without reference to the principles of conflicts of law thereof.  Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District Court - District of Delaware and the Delaware State courts, in any legal action, equitable suit or other proceeding arising out of or related to this Agreement.

7.                                       Withholding.  The delivery to the Grantee of stock certificates representing Restricted Shares that have vested shall be subject to the payment by the Participant to the Company of all federal, state or local taxes required by law to be withheld by the Company.  The Grantee may be required to pay to the Company in cash or cash equivalents, either prior to or concurrent with the delivery of certificates representing Restricted Shares that have vested, the amount required by law to be withheld by the company.  The Company, in its sole discretion, may withhold from the number of shares of Common Stock to be delivered upon vesting of the Restricted Shares such number of shares having an aggregate fair market value equal to minimum amount of the federal, state and local taxes required by law to be withheld by the Company.  The Committee may establish other rules and procedures to allow the Grantee to satisfy and to facilitate the required tax withholding from time to time.

8.                                       No Employment Rights.  The establishment of the Plan and the grant of Restricted Shares hereunder shall not be construed as granting to the Grantee the right to remain in the employ of the Company or any Subsidiary, nor shall the Plan or this Agreement be construed as limiting the right of the Company or any Subsidiary to discharge the Grantee from employment at any time for any reason whatsoever, with or without Cause.

9.                                       No Liability.  No member of the Committee or the Board of Directors of the Company shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee, each member of the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or this Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan or this Agreement unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.                                 Headings.  Headings are for the convenience of the parties and are not deemed to be a part of this Agreement.

11.                                 Plan.  The terms of the Plan, a copy of which is attached hereto, are made part of this Agreement and are incorporated herein by reference.  In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

EXECUTED effective as of the day and year first written above.

KNOLL, INC.

By:
Name:
Title:

GRANTEE:

Name:

EXHIBIT A

Change In Control

For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)                                     any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(ii)                                  the Company consummates the sale of all or substantially all of the property or assets of the Company;

(iii)                               the Company consummates a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), and as a result,  the stockholders of the Company immediately before the occurrence of the consolidation or merger own, in the aggregate, not more than 50% of the Voting Stock of the surviving entity; or

(iv)                              a change in the Company’s Board occurs with the result that, within any 12-month period, the members of the Board as of the beginning of such period (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by at least a majority of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.